Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Archer Aviation Inc. (the “Company”) for the quarterly period ended September 30, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Priya Gupta, Acting Chief Financial Officer of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
1.the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and
2.the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: November 6, 2025

/s/ Priya Gupta
Priya Gupta
Acting Chief Financial Officer
(Principal Financial Officer)
This certification accompanies the Report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.